Exhibit 99.2
NEWS RELEASE
For Immediate Release
Investor Contact: Wendy Wilson 262-636-8434 w.wilson@na.modine.com
Media Contact: Lori Stafford 262-636-1001 l.stafford@na.modine.com

Modine Promotes Thomas A. Burke to Chief Operating Officer, and Robert R. Kampstra to Corporate Controller

Racine, WI, July 19, 2006 - Modine Manufacturing Company (NYSE: MOD), a world leader in designing and developing heating and cooling solutions for a diversified group of markets including truck, agriculture, automotive, heavy-duty and industrial, announced two key promotions today, intended to support the company’s strategic plans and future profitable growth.

Thomas A. Burke, who has been with Modine since May 2005, as Modine’s Executive Vice President, has been promoted to Executive Vice President and Chief Operating Officer.
Burke brings a wealth of experience to Modine, including positions with Visteon Corporation (NYSE: VC), where he was Vice President of North American Manufacturing Operations with responsibility for more than $10 billion in sales. There, he led an effort to develop and implement business strategies to enhance the company's global manufacturing product portfolio. Prior to that and based in Cologne, Germany, Burke served as Vice President of European and South American Manufacturing, Vice President of North American and Asian Operations, and he has also worked in Mexico.

"Tom has been a tremendous asset since joining Modine”, said David B. Rayburn, Modine’s President and Chief Executive Officer. “His broad product knowledge and international experience have gone far to support our strategic initiatives and our increased product focus. He has proven to be as adept at leading this company as he is at serving our customers. Our customers, employees and shareholders will be well served with his leadership.”

Robert R. Kampstra, who has been with Modine since March 2006 as Modine’s Assistant Controller, has been promoted to Corporate Controller. Prior to joining Modine, Kampstra was manager of financial reporting and compliance for School Specialty (Nasdaq: SCHS), a leading education company providing supplemental learning products to the pre K-12 market, with responsibility for GAAP compliance, external reporting, and initial adoption and ongoing compliance with Sarbanes-Oxley Sections 302 and 304, and process documentation and internal controls. Kampstra, who holds both Certified Public Accounting and Certified Management Accounting designations, has also worked in public accounting at PricewaterhouseCoopers LLP. Kampstra replaces R. Steven Bullmore, who will be retiring from the company.

In commenting on Kampstra’s promotion, Bradley C. Richardson, Modine’s Executive Vice President and Chief Financial Officer said, “Bob has been a great addition to the company since joining us earlier this year. His leadership and technical knowledge of accounting are unmatched. We look forward to the many contributions he will make in the future, as Modine continues on its path of profitable growth, and global and market expansion. We thank Steve Bullmore for his 35 years of service to Modine, his unquestionable dedication to this company and his high ethical standards. We also hope that he enjoys a wonderful time in his retirement in Colorado.”

About Modine
Founded in 1916, with fiscal 2006 revenues from continuing operations of $1.6 billion, Modine specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, HVAC (heating, ventilating, air conditioning) equipment, industrial equipment, refrigeration systems, fuel cells, and electronics. Based in Racine, Wisconsin, the company has approximately 8,000 employees at 34 facilities in 15 countries worldwide. For information about Modine, visit www.modine.com.

Statements made in this press release regarding future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including those regarding the positive impact of leadership at the company are based on Modine's current expectations. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties including, but not limited to, international economic changes and challenges; market acceptance and demand for new products and technologies; the ability of Modine, its customers and suppliers to achieve projected sales and productions levels; unanticipated product or manufacturing difficulties; and other factors affecting Modine’s business prospects discussed in filings made by Modine, from time to time, with the SEC including the factors discussed in the "Cautionary Factors" section in Item 7 of the Company's most recent Annual Report on Form 10-K and its periodic reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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